Exhibit 99.1

For Immediate Release

CHOICE HOTELS INTERNATIONAL REPORTS A 23% INCREASE IN FIRST QUARTER 2014 DILUTED EPS

First Quarter Franchising EBITDA Increases 15%

ROCKVILLE, MD. (April 28, 2014) – Choice Hotels International, Inc. (NYSE:CHH) today reported the following highlights for the first quarter of 2014:

•	Diluted earnings per share (“EPS”) for the three months ended March 31, 2014 totaled $0.32, an increase of 23 percent from the same period of 2013.

•	Diluted EPS from continuing operations for the three months ended March 31, 2014 totaled $0.29, an increase of 12 percent from the same period of 2013.

•	Earnings before interest, taxes, depreciation and amortization (“EBITDA”) from franchising activities for the three months ended March 31, 2014 totaled $40.1 million, an increase of 15 percent from the same period of 2013.

•	Franchising revenues for the three months ended March 31, 2014 totaled $63.2 million, an increase of 6 percent from the same period of 2013.

•	Franchising margins for the three months ended March 31, 2014 were 60.2 percent, an increase of 510 basis points from the same period of 2013.

•	Domestic royalty fees for the three months ended March 31, 2014 totaled $46.5 million, an increase of 5 percent from the same period of 2013.

•	Domestic unit and room growth increased 2.4 percent and 1.6 percent from March 31, 2013, respectively.

•	Domestic system-wide revenue per available room (“RevPAR”) increased 5.6 percent in the first quarter of 2014 as occupancy and average daily rates increased 200 basis points and 1.1 percent, respectively from the same period of 2013.

•	The company executed 59 new domestic hotel franchise contracts for the three months ended March 31, 2014 compared to 83 new domestic hotel franchise contracts for the same period of 2013. Domestic hotel contracts executed during the three months ended March 31, 2013 reflect a multi-faceted strategic marketing alliance with Bluegreen Corporation which resulted in the addition of 21 Bluegreen Vacation Club® Resorts to the company’s Ascend Hotel Collection. Excluding this transaction, domestic franchise agreements executed during the first quarter of 2014 totaled 59 compared to 62 new domestic hotel franchise contracts in the same period of 2013.

•	Domestic relicensing and contract renewal transactions for the three months ended March 31, 2014 totaled 83 contracts, an increase of 20 percent from the same period of 2013.

•	The company sold two of its three company-owned Mainstay Suites hotels during the three months ended March 31, 2014 resulting in a $2.6 million gain.

“We are very pleased with the first quarter performance of our franchising business which exceeded our expectations and resulted in a 15 percent increase in franchising EBITDA and an expansion of our franchising margins due to our strong RevPAR growth and disciplined cost management,” said Stephen P. Joyce, president and chief executive officer. “We are optimistic that we are well positioned to benefit from strong consumer and developer demand for our brands.”

Discontinued Operations

In the first quarter of 2014, the company entered into a plan to sell its three owned hotels operated under the MainStay Suites brand. The company determined that the disposal of these hotels met the definition of a discontinued operation since the operations and cash flows of these components will be eliminated from the on-going operations of the company and the company will not have significant continuing involvement in the operations of the hotels after the disposal transaction.

At March 31, 2014, the company had disposed of two of the three owned hotels and expects the third hotel to be sold during the year ended December 31, 2014. The new owners of the two MainStay Suites hotels have executed new franchise agreements with the company and we expect that following the sale of the third hotel the new owner will also execute a new franchise agreement.

The company’s consolidated statement of income for the three months ended March 31, 2014 and the company’s consolidated balance sheet as of March 31, 2014 reflect these three company-owned hotels as discontinued operations. In addition, the company’s statement of income for the three months ended March 31, 2013 has been reclassified to account for these operations as discontinued. Summarized financial information related to these discontinued operations is presented in Exhibit 9 of this press release.

Outlook

The company’s consolidated 2014 outlook reflects continued growth of the company’s core hotel franchising business, continued investment in and expanded revenue contribution from the SkyTouch division and the sale of the three company-owned Mainstay Suites hotels described below as well as the following assumptions:

•	All figures assume no repurchases of common stock under the company’s share repurchase program; and

•	The effective tax rate for continuing operations is expected to be 30.8% for the second quarter and full-year 2014.

Franchising

•	EBITDA from franchising activities for full-year 2014 are expected to range between $227 million and $232 million;

•	Net domestic unit growth for 2014 is expected to increase between 1% and 2%;

•	RevPAR is expected to increase approximately 5% for the second quarter and 4.5% to 5.5% for full-year 2014; and

•	The effective royalty rate is expected to decline 3 basis points for full-year 2014.

SkyTouch

•	Reductions in EBITDA from our investment in the SkyTouch division for full-year 2014 are expected to be approximately $20 million;

•	Execution of third-party contracts results in annualized revenue ranging between $4 million and $6 million with realized revenues for the year ended December 31, 2014 totaling approximately $2 million; and

•	SG&A expenses are forecasted to be approximately $22 million related to investment in business development, sales and marketing and continued software development expenditures related to the division’s cloud-based hotel operating system technology related products and services.

Discontinued Operations

•	Company EBITDA projections exclude the three company-owned Mainstay Suites hotels which generated EBITDA of approximately $1.1 million in 2013; and

•	Diluted EPS projections for the full-year 2014 include a gain on sale of the three company-owned Mainstay Suites hotels totaling $0.03 per share.

Consolidated Outlook

The company’s second quarter 2014 diluted EPS is expected to be $0.48. The company expects full-year 2014 diluted EPS to range between $1.87 and $1.93. EBITDA for full-year 2014 are expected to range between $207 million and $212 million.

Conference Call

Choice will conduct a conference call on Monday, April 28, 2014 at 10:00 a.m. EDT to discuss the company’s first quarter 2014 results. The dial-in number to listen to the call is 1-800-591-6942, and the access code is 70683172. International callers should dial 1-617-614-4909 and enter the access code 70683172. The conference call also will be Webcast simultaneously via the company’s Web site, www.choicehotels.com. Interested investors and other parties wishing to access the call via the Webcast should go to the Web site and click on the Investor Info link. The Investor page will feature a conference call microphone icon to access the call.

The call will be recorded and available for replay beginning at 2:00 p.m. EDT on Monday, April 28, 2014 through Monday, May 5, 2014 by calling 1-888-286-8010 and entering access code 19637446. The international dial-in number for the replay is 1-617-801-6888, access code 1963746. In addition, the call will be archived for approximately one-year and available on www.choicehotels.com via the Investor Info link.

About Choice Hotels

Choice Hotels International, Inc. franchises more than 6,300 hotels, representing more than 500,000 rooms, in the United States and more than 35 other countries and territories. As of March 31, 2014, 398 hotels, representing more than 30,000 rooms, were under construction, awaiting conversion or approved for development in the United States. Additionally, 95 hotels, representing approximately 8,900 rooms, were under construction, awaiting conversion or approved for development in more than 15 other countries and territories. The company’s Comfort Inn, Comfort Suites, Quality, Sleep Inn, Clarion, Cambria Suites, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge and Rodeway Inn brands, as well as its Ascend Hotel Collection membership program, serve guests worldwide.

SkyTouch Technology is a division of Choice Hotels International, Inc. that develops and markets cloud-based technology products, including inventory management, pricing and connectivity to third party channels, to hoteliers not under franchise agreements with the company.

Additional corporate information can be found on the Choice Hotels International, Inc. web site, which may be accessed at www.choicehotels.com.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, our use of words such as “expect,” “estimate,” “believe,” “anticipate,” “will,” “forecast,” “plan,” “project,” “assume” or similar words of futurity identify such forward-looking statements. These forward-looking statements are based on management’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management. Such statements may relate to projections of the company’s revenue, earnings and other financial and operational measures, company debt levels, ability to repay outstanding indebtedness, payment of dividends, and future operations, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions; operating risks common in the lodging and franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees; our ability to keep pace with improvements in technology utilized for reservations systems and other operating systems; fluctuations in the supply and demand for hotels rooms; and our ability to manage effectively our indebtedness. These and other risk factors are discussed in detail in the company’s filings with the Securities and Exchange Commission including our annual reports on Form 10-K and our quarterly reports filed on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Concerning Non-GAAP Financial Measurements Presented in this Press Release

EBITDA, franchising revenues, franchising SG&A, franchising EBITDA and franchising margins are non-GAAP financial measurements. These measures should not be considered as an alternative to any measure of performance or liquidity as promulgated under or authorized by generally accepted accounting principles in the United States (“GAAP”), such as operating income, total revenues and operating margins. The company’s calculation of these measurements may be different from the calculations used by other companies and therefore comparability may be limited. The company has included an exhibit accompanying this release that reconciles EBITDA, franchising revenues, franchising SG&A and franchising margins to the most comparable GAAP financial measures. We discuss management’s reasons for reporting these non-GAAP measures below.

Earnings Before Interest, Taxes, Depreciation and Amortization: EBITDA reflects income from continuing operations excluding the impact of interest expense, interest income, provision for income taxes, depreciation and amortization, other (gains) and losses and equity in net income of unconsolidated affiliates. We consider EBITDA to be an indicator of operating performance because we use it to measure our ability to service debt, fund capital expenditures, and expand our business. We also use EBITDA, as do analysts, lenders, investors and others, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Franchising Revenues, Operating Income, EBITDA, SG&A and Margins: The company reports franchising revenues, operating income, EBITDA, SG&A and margins which exclude marketing and reservation revenues and SkyTouch Technology operations. Marketing and reservation activities are excluded since the company is required by its franchise agreements to use the fees collected for marketing and reservation activities; as such, no income or loss to the company is generated. Cumulative marketing and reservation system fees not expended are recorded as a liability in the company’s financial statements and are carried over to the next year and expended in accordance with the franchise agreements. Cumulative marketing and reservation expenditures in excess of fees collected for marketing and reservation activities are deferred and recorded as an asset in the company’s financial statements and recovered in future periods. SkyTouch Technology is a division of the company that develops and markets cloud-based technology products, including inventory management, pricing and connectivity to third party channels, to hoteliers not under franchise agreements with the company. The operations for SkyTouch Technology are excluded since they do not reflect the company’s core franchising business but are an adjacent, complimentary line of business. These non-GAAP measures are a commonly used measure of performance in our industry and facilitate comparisons between the company and its competitors.

Contacts

David White, Senior Vice President, Chief Financial Officer & Treasurer

(301) 592-5117

Scott Carman, Director, Public Relations

(301) 592-6361

Choice Hotels, Choice Hotels International, Comfort Inn, Comfort Suites, Quality, Sleep Inn, Clarion, Cambria Suites, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge, Rodeway Inn, Ascend Hotel Collection and SkyTouch Technology are proprietary trademarks and service marks of Choice Hotels International.

© 2014 Choice Hotels International, Inc. All rights reserved.

Exhibit 1

Choice Hotels International, Inc.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended March 31,
			Variance
(In thousands, except per share amounts)	2014	2013	$	%
REVENUES:
Royalty fees	$51,681	$49,736	$1,945	4%
Initial franchise and relicensing fees	3,740	3,777	(37)	(1%)
Procurement services	4,778	3,950	828	21%
Marketing and reservation	84,012	76,440	7,572	10%
Other	3,072	2,013	1,059	53%

Total revenues	147,283	135,916	11,367	8%

OPERATING EXPENSES:
Selling, general and administrative	26,463	26,916	(453)	(2%)
Depreciation and amortization	2,122	2,041	81	4%
Marketing and reservation	84,012	76,440	7,572	10%

Total operating expenses	112,597	105,397	7,200	7%

Operating income	34,686	30,519	4,167	14%

OTHER INCOME AND EXPENSES, NET:
Interest expense	10,171	10,770	(599)	(6%)
Interest income	(503)	(644)	141	(22%)
Other (gains) and losses	(59)	(710)	651	(92%)
Equity in net loss of affiliates	35	141	(106)	(75%)

Total other income and expenses, net	9,644	9,557	87	1%

Income from continuing operations before income taxes	25,042	20,962	4,080	19%
Income taxes	7,711	5,406	2,305	43%

Income from continuing operations	17,331	15,556	1,775	11%
Income (loss) from discontinued operations, net of income taxes	1,641	(33)	1,674	(5073%)

Net income	$18,972	$15,523	$3,449	22%

Basic earnings per share
Continuing operations	$0.30	$0.27	$0.03	11%
Discontinued operations	0.03	—	0.03	NM

	$0.33	$0.27	$0.06	22%

Diluted earnings per share
Continuing operations	$0.29	$0.26	$0.03	12%
Discontinued operations	0.03	—	0.03	NM

	$0.32	$0.26	$0.06	23%

Exhibit 2

Choice Hotels International, Inc.

Consolidated Balance Sheets

	March 31,	December 31,
	2014	2013
(In thousands, except per share amounts)	(Unaudited)
ASSETS
Cash and cash equivalents	$174,878	$167,795
Accounts receivable, net	59,241	53,521
Other current assets	43,595	37,330

Total current assets	277,714	258,646

Fixed assets and intangibles, net	131,681	141,858
Notes receivable, net of allowances	34,223	31,872
Advances, marketing and reservations activities	18,856	19,127
Investments, employee benefit plans, at fair value	16,852	15,950
Other assets	75,574	72,446

Total assets	$554,900	$539,899

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Accounts payable and accrued expenses	$82,037	$98,288
Deferred revenue	69,155	61,188
Current portion of long-term debt	11,026	10,088
Other current liabilities	6,039	4,774

Total current liabilities	168,257	174,338

Long-term debt	795,497	783,471
Deferred compensation & retirement plan obligations	22,387	22,527
Other liabilities	23,392	23,808

Total liabilities	1,009,533	1,004,144

Common stock, $0.01 par value	584	586
Additional paid-in-capital	118,020	117,768
Accumulated other comprehensive loss	(5,469)	(6,217)
Treasury stock, at cost	(917,226)	(918,031)
Retained earnings	349,458	341,649

Total shareholders’ deficit	(454,633)	(464,245)

Total liabilities and shareholders’ deficit	$554,900	$539,899

Exhibit 3

Choice Hotels International, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
(In thousands)	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$18,972	$15,523

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,122	2,175
Gain on sale of assets	(2,572)	—
Provision for bad debts, net	1,182	844
Non-cash stock compensation and other charges	2,887	2,549
Non-cash interest and other (income) loss	416	76
Deferred income taxes	(3)	446
Dividends received from equity method investments	181	146
Equity in net loss of affiliates	35	141

Changes in assets and liabilities:
Receivables	(7,491)	(3,531)
Advances to/from marketing and reservation activities, net	5,309	(4,101)
Forgivable notes receivable, net	(3,623)	(1,729)
Accounts payable	2,080	10,471
Accrued expenses	(19,861)	(31,145)
Income taxes payable/receivable	3,160	4,367
Deferred revenue	7,932	5,160
Other assets	(3,103)	(3,869)
Other liabilities	(2,359)	2,622

NET CASH PROVIDED BY OPERATING ACTIVITIES	5,264	145

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in property and equipment	(3,015)	(13,645)
Proceeds from sales of assets	8,703	—
Equity method investments	(3,379)	(1,000)
Issuance of mezzanine and other notes receivable	(587)	—
Collections of mezzanine and other notes receivable	68	19
Purchases of investments, employee benefit plans	(890)	(1,242)
Proceeds from sales of investments, employee benefit plans	281	3,882
Other items, net	(154)	(101)

NET CASH PROVIDED (USED) IN INVESTING ACTIVITIES	1,027	(12,087)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings pursuant to revolving credit facility	15,000	18,000
Principal payments on long-term debt	(2,052)	(2,046)
Dividends paid	(10,784)	(503)
Purchase of treasury stock	(4,530)	(3,634)
Excess tax benefits from stock-based compensation	1,024	952
Proceeds from exercise of stock options	1,547	5,367

NET CASH PROVIDED BY FINANCING ACTIVITIES	205	18,136

Net change in cash and cash equivalents	6,496	6,194
Effect of foreign exchange rate changes on cash and cash equivalents	587	(146)
Cash and cash equivalents at beginning of period	167,795	134,177

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$174,878	$140,225

Exhibit 4

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL OPERATING INFORMATION

DOMESTIC HOTEL SYSTEM

(UNAUDITED)

	For the Three Months Ended March 31, 2014*			For the Three Months Ended March 31, 2013*			Change
	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR
Comfort Inn	$77.34	49.5%	$38.25	$76.30	47.5%	$36.24	1.4%	200	bps	5.5%
Comfort Suites	83.59	54.5%	45.52	81.82	52.6%	43.04	2.2%	190	bps	5.8%
Sleep	70.05	49.8%	34.90	69.07	47.6%	32.85	1.4%	220	bps	6.2%
Quality	65.33	44.2%	28.90	64.20	42.2%	27.08	1.8%	200	bps	6.7%
Clarion	68.61	43.9%	30.14	68.84	41.1%	28.32	(0.3%)	280	bps	6.4%
Econo Lodge	51.49	40.2%	20.70	51.67	38.6%	19.95	(0.3%)	160	bps	3.8%
Rodeway	49.67	45.5%	22.58	47.96	42.2%	20.25	3.6%	330	bps	11.5%
MainStay	69.31	59.7%	41.35	68.55	57.0%	39.05	1.1%	270	bps	5.9%
Suburban	41.56	64.6%	26.85	40.90	63.4%	25.94	1.6%	120	bps	3.5%
Ascend Hotel Collection	104.61	56.3%	58.88	113.87	56.1%	63.84	(8.1%)	20	bps	(7.8%)

Total	$69.63	47.5%	$33.09	$68.87	45.5%	$31.34	1.1%	200	bps	5.6%

	For the Quarter Ended
	3/31/2014	3/31/2013
System-wide effective royalty rate	4.35%	4.39%

*	Operating statistics represent hotel operations from December through February

Exhibit 5

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA

(UNAUDITED)

	March 31, 2014		March 31, 2013		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%
Comfort Inn	1,297	101,099	1,332	104,159	(35)	(3,060)	(2.6%)	(2.9%)
Comfort Suites	590	45,609	597	46,079	(7)	(470)	(1.2%)	(1.0%)
Sleep	381	27,517	382	27,685	(1)	(168)	(0.3%)	(0.6%)
Quality	1,236	102,327	1,172	99,090	64	3,237	5.5%	3.3%
Clarion	191	27,393	190	27,268	1	125	0.5%	0.5%
Econo Lodge	840	51,544	811	49,244	29	2,300	3.6%	4.7%
Rodeway	449	25,077	421	24,269	28	808	6.7%	3.3%
MainStay	43	3,329	41	3,165	2	164	4.9%	5.2%
Suburban	63	7,152	63	7,241	—	(89)	0.0%	(1.2%)
Ascend Hotel Collection	103	9,251	63	5,481	40	3,770	63.5%	68.8%
Cambria Suites	18	2,119	19	2,221	(1)	(102)	(5.3%)	(4.6%)

Domestic Franchises	5,211	402,417	5,091	395,902	120	6,515	2.4%	1.6%

International Franchises	1,153	104,735	1,173	104,474	(20)	261	(1.7%)	0.2%

Total Franchises	6,364	507,152	6,264	500,376	100	6,776	1.6%	1.4%

Exhibit 6

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL INFORMATION BY BRAND

DEVELOPMENT RESULTS — DOMESTIC NEW HOTEL CONTRACTS

(UNAUDITED)

	For the Three Months Ended March 31, 2014			For the Three Months Ended March 31, 2013			% Change
	New			New			New
	Construction	Conversion	Total	Construction	Conversion	Total	Construction	Conversion	Total
Comfort Inn	3	3	6	3	5	8	0%	(40%)	(25%)
Comfort Suites	1	—	1	2	2	4	(50%)	(100%)	(75%)
Sleep	4	—	4	1	—	1	300%	NM	300%
Quality	1	10	11	—	19	19	NM	(47%)	(42%)
Clarion	—	2	2	—	3	3	NM	(33%)	(33%)
Econo Lodge	—	6	6	—	8	8	NM	(25%)	(25%)
Rodeway	1	15	16	—	9	9	NM	67%	78%
MainStay	4	—	4	1	—	1	300%	NM	300%
Suburban	1	1	2	—	1	1	NM	0%	100%
Ascend Hotel Collection	3	3	6	2	26	28	50%	(88%)	(79%)
Cambria Suites	1	—	1	1	—	1	0%	NM	0%

Total Domestic System	19	40	59	10	73	83	90%	(45%)	(29%)

Exhibit 7

CHOICE HOTELS INTERNATIONAL, INC.

DOMESTIC HOTEL PIPELINE OF HOTELS UNDER CONSTRUCTION, AWAITING CONVERSION OR APPROVED FOR DEVELOPMENT

(UNAUDITED)

A hotel in the domestic pipeline does not always result in an open and operating hotel due to various factors.

	March 31, 2014			March 31, 2013			Variance
	Units			Units			Conversion		New Construction		Total
	Conversion	New Construction	Total	Conversion	New Construction	Total	Units	%	Units	%	Units	%
Comfort Inn	39	51	90	30	49	79	9	30%	2	4%	11	14%
Comfort Suites	2	46	48	2	67	69	—	0%	(21)	(31%)	(21)	(30%)
Sleep Inn	1	48	49	1	44	45	—	0%	4	9%	4	9%
Quality	38	4	42	35	2	37	3	9%	2	100%	5	14%
Clarion	6	2	8	9	—	9	(3)	(33%)	2	NM	(1)	(11%)
Econo Lodge	20	2	22	23	—	23	(3)	(13%)	2	NM	(1)	(4%)
Rodeway	33	2	35	30	—	30	3	10%	2	NM	5	17%
MainStay	2	35	37	—	25	25	2	NM	10	40%	12	48%
Suburban	6	17	23	3	12	15	3	100%	5	42%	8	53%
Ascend Hotel Collection	11	12	23	30	9	39	(19)	(63%)	3	33%	(16)	(41%)
Cambria Suites	—	21	21	—	24	24	—	NM	(3)	(13%)	(3)	(13%)

Total Domestic Pipeline	158	240	398	163	232	395	(5)	(3%)	8	3%	3	1%

Exhibit 8

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

(UNAUDITED)

CALCULATION OF FRANCHISING REVENUES AND FRANCHISING MARGINS

	Three Months Ended March 31,
(dollar amounts in thousands)	2014	2013
Franchising Revenues:
Total Revenues	$147,283	$135,916
Adjustments:
Marketing and reservation revenues	(84,012)	(76,440)
Other	(53)	—

Franchising Revenues	$63,218	$59,476

Franchising Margins:

Operating Margin:

Total Revenues	$147,283	$135,916
Operating Income	$34,686	$30,519

Operating Margin	23.6%	22.5%

Franchising Margin:

Franchising Revenues	$63,218	$59,476

Operating Income	$34,686	$30,519
SkyTouch Division operating loss	3,350	2,255

	$38,036	$32,774

Franchising Margins	60.2%	55.1%

CALCULATION OF FRANCHISING SELLING, GENERAL AND ADMINISTRATION EXPENSES

	Three Months Ended March 31,
(dollar amounts in thousands)	2014	2013
Total Selling, General and Administrative Expenses	$26,463	$26,916
SkyTouch Division	(3,336)	(2,241)

Franchising Selling, General and Administration Expenses	$23,127	$24,675

CALCULATION OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (“EBITDA”)

(dollar amounts in thousands)	Q1 2014 Actuals	Q1 2013 Actuals
Income from continuing operations	$17,331	$15,556
Income taxes	7,711	5,406
Interest expense	10,171	10,770
Interest income	(503)	(644)
Other (gains) and losses	(59)	(710)
Equity in net loss of affiliates	35	141
Depreciation and amortization	2,122	2,041

EBITDA	$36,808	$32,560

Franchising	$40,091	$34,801
SkyTouch	(3,283)	(2,241)

	$36,808	$32,560

Exhibit 9

CHOICE HOTELS INTERNATIONAL, INC.

DISCONTINUED OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
(In thousands)	2014	2013
REVENUES:
Hotel operations	$690	$956

Total revenues	690	956

OPERATING EXPENSES:
Hotel operations	662	875
Depreciation and amortization	—	134

Total operating expenses	662	1,009

Operating income (loss)	28	(53)

Gain on disposal of discontinued operations	2,581	—

Income (loss) from discontinued operations before income taxes	2,609	(53)
Income tax (benefit)	968	(20)

Income (loss) from discontinued operations	$1,641	$(33)